EXHIBIT 99.1

Liquid Holdings Group Reports Second Quarter 2014 Results

Software Services Revenue Grows 20% Over Prior Quarter

NEW YORK, July 31, 2014 (GLOBE NEWSWIRE) -- Liquid Holdings Group, Inc. (Nasdaq:LIQD) ("Liquid" or the "Company"), a provider of a single platform that integrates order and execution management with real-time risk, reporting, shadow NAV, and managed services in the cloud for the financial services community, today reported results for the second quarter ended June 30, 2014.

Financial Highlights for the Second Quarter of 2014

  Software services revenue increased 20% over prior quarter and 131% year-over-year to $1.5 million

  GAAP basic and diluted EPS of $(0.15)

  Adjusted basic and diluted EPS of $(0.10)

  Annual Contract Value ("ACV") rose 4.2% over prior quarter to $5.45 million

  Customer base grew 9.2% from March 31, 2014 to 130 customers

  Total contracted software units rose 3% from March 31, 2014 to 785 units

  Substantially strengthened balance sheet and closed the quarter with $36 million in cash

"Liquid delivered a solid second quarter performance driven by our direct sales efforts. Our results in the quarter were marked by increased market acceptance of the Liquid Platform and a broader distribution of client prime broker relationships. We further expanded our partner relationships to include a joint marketing agreement with ConvergEx, signed our second significant contract for our enterprise risk management platform, LiquidFIRMSM, and substantially strengthened our balance sheet," said Brian Storms, CEO of Liquid. "In addition, our cloud technology innovations were recognized with several industry honors, including the 2014 FTF News Technology Innovation Awards in the categories of Best Cloud Provider and Best Fin Tech Ops Start-Up and the 2014 Hedgeweek USA Award for Best U.S. Risk Management Software."

Second Quarter 2014 Results

Software services revenue increased during the second quarter of 2014 to $1.5 million, or 131%, from $0.7 million in the second quarter of 2013. GAAP net loss for the second quarter of 2014 decreased to $6.3 million, or $0.15 per basic and diluted share, compared to a net loss of $21.7 million, or $1.04 per basic and diluted share, in the second quarter of 2013. The net loss for the second quarter was due primarily to compensation expense of $2.3 million (including $0.3 million of share-based compensation), depreciation and amortization of $1.8 million, and computer related and software development expense of $1.4 million. Depreciation and amortization was predominantly for amortization of acquisition-related intangible assets.

Excluding share-based compensation and amortization of acquisition-related intangible assets, both of which are non-cash expenses, as well as the related income tax effect of each, on a non-GAAP basis, adjusted net loss for the second quarter of 2014 was $4.3 million, or $0.10 per basic and diluted share, compared to an adjusted net loss of $3.8 million, or $0.18 per basic and diluted share, in the second quarter of 2013.

Cash used in operating activities totaled $5.8 million in the second quarter of 2014, compared to $4.1 million in the second quarter of 2013. Cash and cash equivalents totaled $36.0 million as of June 30, 2014. In May 2014, the Company successfully closed a follow-on public offering of common stock. The offering, including a partial exercise by the underwriters of their over-allotment option, resulted in approximately $39.5 million of net proceeds after underwriting discounts and transaction expenses. In addition, the Company repaid the $1.0 million drawn under its two $3.75 million revolving promissory notes, both of which were subsequently terminated during the quarter.

Key Operating Metrics

  ACV totaled $5.45 million at the end of the second quarter of 2014, an increase of 4.2% from $5.23 million at the end of the first quarter of 2014 and 219% from $1.71 million year-over-year. ACV is a non-GAAP measure and represents the estimated contract value of subscription payments payable to the Company during the next twelve months (or, in the case of subscription contracts where the remaining contract term is less than twelve months, the remaining value of such contracts) pursuant to subscription contracts existing at the end of the quarter for which Annual Contract Value is reported, including contracts pursuant to which the Company is currently generating no revenue because its product has not yet been deployed to the customer. For more information about ACV, see "About Annual Contract Value" below.

  Liquid had 130 customers as of June 30, 2014, consisting of 97 customers contributing to GAAP revenue and 33 customers under contract and expected to contribute to future GAAP revenue. This compares to 119 customers as of March 31, 2014 consisting of 76 customers contributing to GAAP revenue and 43 customers under contract and expected to contribute to future GAAP revenue, and 30 customers as of June 30, 2013 consisting of 23 customers contributing to GAAP revenue and 7 customers under contract and expected to contribute to future GAAP revenue.

  Total software units rose to 785 units representing 679 units deployed and 106 units under contract as of June 30, 2014, an increase of 3% from a total of 762 units (629 units deployed and 133 units under contract) as of March 31, 2014, and an increase of 87% from a total of 420 units (385 units deployed and 35 units under contract) as of June 30, 2013.

Recent Business Highlights

The Company signed a joint marketing agreement with ConvergEx Prime Services LLC, the prime services division of ConvergEx Group LLC. Under the agreement, ConvergEx Prime Services will offer the Liquid platform as an option to its broad portfolio of prime brokerage clients, and Liquid will refer its clients to ConvergEx for prime brokerage services.

Liquid won the 2014 Hedgeweek USA Award for Best U.S. Risk Management Software, reflecting the platform's real-time risk capabilities, which allow clients to actively monitor analytics, P&L, and performance across multiple asset classes, portfolios, and fund structures, all from a single cloud-based solution.

The Company won the 2014 FTF News Technology Innovation Awards in the categories of Best Cloud Provider and Best Fin Tech Ops Start-Up, honoring Liquid for offering the highest levels of reliability, security and adaptability and for demonstrating capabilities for rapid implementations and a robust data warehouse for its clients, as well as recognizing Liquid as a financial technology start-up that has devised innovative technology or services enabling end-users to differentiate themselves in the market.

In July, Liquid was selected to join the Russell Microcap® Index. Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for active investment strategies. Russell calculates more than 700,000 benchmarks daily covering approximately 98 percent of the investable market globally, 80 countries and more than 10,000 securities.

About Liquid Holdings Group

Liquid Holdings Group, Inc. (Nasdaq:LIQD) is a cloud-based technology and managed services provider to the global hedge fund and active trading markets. Liquid's solutions are delivered efficiently and securely through the cloud in a SaaS model. The Liquid platform was purpose built to manage the entire trade lifecycle by seamlessly integrating multi-currency, multi-asset trade order management and execution with real-time risk, portfolio management and shadow account reporting through a single solution. The Company offers the Liquid platform or any of its components on a subscription basis to hedge fund managers, asset managers, family offices and financial institutions worldwide.

Headquartered in New York City, Liquid Holdings Group was formed in 2012. For more information, please visit www.liquidholdings.com.

LIQD-F

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Annual Contract Value, non-GAAP adjusted net loss, non-GAAP adjusted net loss per share, Number of Customers and Number of Units. The presentation of these financial measures is not to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that non-GAAP financial measures are subject to material limitations. These measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

Annual Contract Value

Liquid supplements its financial statements with a calculation of ACV, which represents, as of the end of any quarter for which ACV is reported, the estimated contract value of subscription payments payable to the Company during the next twelve months (or, in the case of subscription contracts where the remaining contract term is less than twelve months, the remaining value of such contracts) pursuant to subscription contracts existing at the end of the quarter for which ACV is reported, including contracts to which the Company is currently generating no revenue because our product has not yet been deployed to the customer. ACV is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles ("GAAP") and should not be considered as an alternative to revenue or any other financial measures so calculated.

Most of Liquid's revenues are generated from subscription contracts, which are paid monthly and typically have a minimum term of one year, with revenues recognized ratably over the term of the subscription contract. Management uses ACV as a basis for planning and forecasting core business activity for future periods and believes it is a helpful indicator of potential future revenue. However, the Company cautions readers that the Company's presentation of ACV may not be comparable to similar measures as disclosed by other companies, because other companies may calculate these measures differently. Additionally, our actual revenue may be lower or higher than ACV. ACV is a forward-looking estimate.

Non-GAAP Adjusted Net Loss and Non-GAAP Adjusted Net Loss Per Share

Non-GAAP adjusted net loss and Non-GAAP adjusted net loss per share excludes share-based compensation and amortization of acquisition-related intangible assets, as well as the related income tax effect. These non-GAAP financial measures are subject to material limitations. In particular, the adjustments to Liquid's GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in the Company's financial results for the foreseeable future, as well as non-recurring items that the Company does not expect to report going forward. Please see the tables in the Appendix for a reconciliation to GAAP.

The Company believes these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of the Company's business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating the Company's business.

Number of Customers

Liquid believes that the Company's ability to expand its customer base is an indicator of its market penetration and the growth of the Company's business as the Company continues to invest in its direct sales and marketing teams.

Number of Units

Since Liquid's customers generally pay fees based on the number of units of the Company's platform being used within their organizations, the Company believes the total number of units is an indicator of the growth of the business.  Each unit represents an individual element of the Liquid platform such as LiquidTradeSM, LiquidMetrics® or LiquidView®.

Cautionary Statement Concerning Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words "will," "may," "could," "would," "should," "believe," "expect," "anticipate," "plan," "estimate," "target," "project," "intend," "continue," "potential," and similar expressions. These statements include, among others, statements regarding our expected business outlook, anticipated financial and operating results, future marketing efforts by us or third parties and annual contract value.

Forward-looking statements are not guarantees of performance. These statements are based on our beliefs and assumptions, which in turn are based on currently available information. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for and our ability to market our products and services, the expansion of product offerings through new applications or geographically, the timing and cost of investments by us in our business and planned capital expenditures, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements are subject to known and unknown risks and uncertainties, including those discussed in the "Risk Factors" sections of our filings with the SEC, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. We urge you to refer to the risk factors and other disclosures included in our filings with the SEC.

Any forward-looking statements in this release speak only as of the date of this release.  We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$ 35,964,925	$ 8,473,847
Notes receivable from related parties	199,943	--
Accounts receivable, net of allowance for doubtful accounts	437,498	425,196
Prepaid expenses and other current assets	369,571	388,612
Total current assets	36,971,937	9,287,655

Property and equipment, net	1,223,533	867,758

Other assets:
Notes receivable from related parties	458,095	--
Due from related parties	--	659,030
Deposits	611,595	540,653
Other intangible assets, net of amortization	8,018,473	11,505,853
Goodwill	13,182,936	13,182,936
Total other assets	22,271,099	25,888,472

TOTAL ASSETS	$ 60,466,569	$ 36,043,885

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 925,877	$ 3,503,590
Deferred income	--	4,350
Total current liabilities	925,877	3,507,940

Long-term liabilities:
Deferred rent	225,512	20,536

Total liabilities	1,151,389	3,528,476

Commitments and contingencies

Stockholders' equity:
Preferred stock	--	--
Common stock	6,004	2,448
Additional paid-in capital	159,681,156	118,510,671
Accumulated deficit	(99,304,970)	(84,857,911)
Treasury stock	(1,029,078)	(1,029,078)
Accumulated other comprehensive loss	(37,932)	(110,721)
Total stockholders' equity	59,315,180	32,515,409

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 60,466,569	$ 36,043,885

LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Revenues:
Software services	$ 1,541,537	$ 667,159	$ 2,823,869	$ 1,283,771
Brokerage activities	--	726,795	--	1,872,647
	1,541,537	1,393,954	2,823,869	3,156,418
Cost of revenues (exclusive of items shown separately below):
Software services	602,333	311,536	1,202,463	595,576
Brokerage activities	--	500,945	--	1,248,192
	602,333	812,481	1,202,463	1,843,768
Gross profit	939,204	581,473	1,621,406	1,312,650

Operating expenses:
Compensation	2,276,785	6,809,735	5,926,024	8,863,191
Consulting fees	449,584	11,636,855	671,209	11,961,084
Depreciation and amortization	1,792,613	1,824,903	3,570,985	3,649,245
Professional fees	263,038	425,591	1,255,702	1,002,138
Rent	437,171	316,627	866,217	607,321
Computer related and software development	1,417,983	595,508	2,438,295	1,031,160
Other	580,420	741,776	1,340,274	1,124,581
Total operating expenses	7,217,594	22,350,995	16,068,706	28,238,720
Loss from operations	(6,278,390)	(21,769,522)	(14,447,300)	(26,926,070)

Non-operating income (expense):
Unrealized loss on contingent consideration payable	--	(9,510)	--	(44,129)
Interest and other, net	(4,060)	(388)	241	9,489
Total non-operating income (expense)	(4,060)	(9,898)	241	(34,640)
Loss before income taxes	(6,282,450)	(21,779,420)	(14,447,059)	(26,960,710)
Income tax benefit	--	(112,231)	--	(184,206)
Net loss	(6,282,450)	(21,667,189)	(14,447,059)	(26,776,504)
Other comprehensive income (loss):
Foreign currency translation	111,149	2,359	72,789	16,918
Total comprehensive loss	$ (6,171,301)	$ (21,664,830)	$ (14,374,270)	$ (26,759,586)

Basic and diluted loss per share	$ (0.15)	$ (1.04)	$ (0.43)	$ (1.31)

Weighted average number of common shares outstanding during the period - basic and diluted	42,600,567	20,873,494	33,622,352	20,422,326

Supplemental Information to the Condensed Consolidated Statements of Operations and Comprehensive Loss

Software services revenues from related parties	$ 968,380	$ 552,020	$ 1,925,859	$ 1,086,053
Software services cost of revenues to related parties	$ --	$ 299,295	$ --	$ 582,513
Share-based compensation included in compensation	$ 290,278	$ 4,679,071	$ 1,701,289	$ 5,527,933
Share-based compensation included in consulting fees	$ --	$ 11,470,715	$ --	$ 11,649,693

LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months	Six Months
	Ended	Ended
	June 30, 2014	June 30, 2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (14,447,059)	$ (26,776,504)
Adjustments to reconcile net loss to net cash used in operating activities:
Unrealized loss on contingent consideration payable	--	44,129
Depreciation and amortization expense	3,570,985	3,649,245
Share-based compensation	1,701,289	5,527,933
Share-based payments for consulting services	--	11,649,693
Other	262,802	32,883
Deferred taxes	--	(184,206)
Changes in operating assets and liabilities	(2,703,100)	(676,702)
NET CASH USED IN OPERATING ACTIVITIES	(11,615,083)	(6,733,529)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(470,128)	2,152,845

NET CASH PROVIDED BY FINANCING ACTIVITIES	39,472,752	3,550,000

Effect of exchange rate changes on cash	103,537	(3,928)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	27,491,078	(1,034,612)

CASH AND CASH EQUIVALENTS - Beginning	8,473,847	1,380,078

CASH AND CASH EQUIVALENTS - Ending	$ 35,964,925	$ 345,466

LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(Unaudited)

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP adjusted net loss and non-GAAP adjusted net loss per share. Non-GAAP adjusted net loss excludes share-based compensation and amortization of acquisition-related intangible assets, as well as the related income tax effect. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, the adjustments to our GAAP financial measures reflect the exclusion of items, specifically share-based compensation expense, amortization of acquisition-related intangible assets and the related income tax effect, that are recurring and will be reflected in our financial results for the foreseeable future as well as non-recurring that we do not expect to report going forward. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net loss	$ (6,282,450)	$ (21,667,189)	$ (14,447,059)	$ (26,776,504)
Share-based compensation[1]	290,278	16,149,786	1,701,289	17,177,626
Amortization of acquired intangibles[2]	1,729,447	1,798,416	3,456,612	3,597,986
Related income tax effect[3]	--	(110,706)	--	(181,744)
Adjusted net loss	$ (4,262,725)	$ (3,829,693)	$ (9,289,158)	$ (6,182,636)

Basic and diluted loss per share	$ (0.15)	$ (1.04)	$ (0.43)	$ (1.31)
Net effect of pro forma adjustment	0.05	0.86	0.15	1.01
Adjusted basic and diluted loss per share	$ (0.10)	$ (0.18)	$ (0.28)	$ (0.30)

Weighted average number of common shares outstanding during the period - basic and diluted	42,600,567	20,873,494	33,622,352	20,422,326

1 Represents recurring share-based compensation expense, as well as non-recurring share-based compensation expense from the sale or transfer of common shares by the Company, its founders and certain employees that were below fair value or for no monetary consideration which were accounted for as share-based compensation in accordance with GAAP.

2 Represents the amortization of acquisition-related intangible assets.

3 Represents the tax effect on the reduction to share-based compensation and amortization in footnotes 1 and 2 above.

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